Exhibit 10.1

AMENDED AND RESTATED VOTING AND SUPPORT AGREEMENT

This AMENDED AND RESTATED VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of May 21, 2015, by and among Vanguard Natural Resources, LLC, a Delaware limited liability company (“Parent”), each of Lime Rock Resources A, L.P., a Delaware limited partnership, Lime Rock Resources B, L.P., a Delaware limited partnership, and Lime Rock Resources C, L.P. a Delaware limited partnership (collectively, the “Unitholders” and each, a “Unitholder”), LRR Energy, L.P., a Delaware limited partnership (the “Partnership”), LRE GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “Partnership GP”), and, solely for purposes of Section 3.2, Lime Rock Management LP, a Delaware limited partnership (“Management”), Lime Rock Resources II-A, L.P., a Delaware limited partnership (“LRR II-A”), and Lime Rock Resources II-C, L.P., a Delaware limited partnership (“LRR II-C,” and, together with Management and LRR II-A, the “Non-Fund I GP Sellers”).  The parties to this Agreement are sometimes referred to herein collectively as the “parties,” and individually as a “party.” Capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement (as defined below).

WHEREAS, the parties to this Agreement entered into that certain Voting and Support Agreement, dated as of April 20, 2015 (the “Original Voting Agreement”), in connection with that certain Purchase Agreement and Plan of Merger, dated as of April 20, 2015 (the “Merger Agreement”), by and among Parent, Lighthouse Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), the Unitholders, the Non-Fund I GP Sellers, the Partnership and the Partnership GP, pursuant to which, among other things, (i) Parent will purchase all of the outstanding membership interests in the Partnership GP and (ii) Merger Sub will be merged with and into the Partnership, with the Partnership surviving as a wholly owned, directly and indirectly, Subsidiary of Parent, all upon the terms of, and subject to the conditions set forth in, the Merger Agreement (the “Merger”);

WHEREAS, the Unitholders, collectively, own certain common units of the Partnership (the “Common Units”, together with any other partnership interests in the Partnership or Rights with respect thereto acquired (whether beneficially or of record) by the Unitholders after the date hereof and prior to the earlier of the Closing or the termination of all of the Unitholders’ obligations under this Agreement, including any partnership interests in the Partnership or Rights acquired by means of purchase, dividend or distribution, or issued upon the exercise of any options or warrants or the conversion of any convertible securities or otherwise, being collectively referred to herein as the “Securities”);

WHEREAS, the approval of the Merger and the Merger Agreement by the affirmative vote or consent of the holders, as of the record date for the Partnership Meeting, of at least a majority of the Outstanding (as defined in the Existing Partnership Agreement) Partnership Common Units, voting as a class, is a condition to the consummation of the Merger; and

WHEREAS, as a condition to the willingness of the Parent Entities to enter into the Merger Agreement and as an inducement and in consideration therefor, the Unitholders, the Partnership and the Partnership GP entered into the Original Voting Agreement, and the parties to this Agreement desire to amend and restate the Original Voting Agreement in its entirety in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I
VOTING;
GRANT AND APPOINTMENT OF PROXY

Section 1.1           Voting.  From and after the date hereof until the earlier of (x) the consummation of the Merger or (y) the termination of the Merger Agreement pursuant to and in compliance with the terms therein (such earlier date, the “Expiration Date”), each Unitholder irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each adjourned or postponed meeting) of the Partnership Unitholders, however called, or in connection with any written consent of the Partnership Unitholders, each Unitholder (in such capacity and not in any other capacity) will (i) appear at such meeting or otherwise cause all of the Securities owned by such Unitholder (whether beneficially or of record) to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of the Securities owned by such Unitholder (whether beneficially or of record):

(a)         with respect to each meeting at which a vote of the Unitholders on the Merger is requested (a “Merger Proposal”), in favor of such Merger Proposal (and, in the event that such Merger Proposal is presented as more than one proposal, in favor of each proposal that is part of such Merger Proposal), and in favor of any other matter presented or proposed as to approval of the Merger or any part or aspect thereof or any other transactions or matters contemplated by the Merger Agreement;

(b)         against any Alternative Proposal, without regard to the terms of such Alternative Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions or matters contemplated by the Merger Agreement;

(c)          against any other action, agreement or transaction, that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or the performance by such Unitholder of its obligations under this Agreement, including: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Partnership or any of its Subsidiaries; (ii) a sale, lease or transfer of a material amount of assets of the Partnership or any of its Subsidiaries (other than the Merger or any other transactions contemplated by the Merger Agreement) or a reorganization, recapitalization or liquidation of the Partnership or any of its Subsidiaries; (iii) an election of new members to the board of directors of the Partnership GP, other than nominees to the board of directors of the Partnership

GP who are serving as directors of the Partnership GP on the date of this Agreement or as otherwise provided in the Merger Agreement; (iv) any material change in the present capitalization or distribution policy of the Partnership or any amendment or other change to the Partnership Certificate of Limited Partnership, the Existing Partnership Agreement or other organizational documents of the Partnership or its Subsidiaries, except if approved in writing by Parent or as otherwise expressly provided in the Merger Agreement; or (v) any other material change in the Partnership’s organizational structure or business, except if approved in writing by Parent or as otherwise expressly provided in the Merger Agreement;

(d)         against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Partnership Entities contained in the Merger Agreement, or of any Unitholder contained in this Agreement; and

(e)          in favor of any other matter necessary or desirable to the consummation of the transactions contemplated by the Merger Agreement, including the Merger (clauses (a) through (e) of this Section 1.1, the “Required Votes”).

Section 1.2           Grant of Irrevocable Proxy; Appointment of Proxy.

(a)         From and after the date hereof until the Expiration Date, each Unitholder hereby irrevocably and unconditionally grants to, and appoints, Parent and any designee thereof as such Unitholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Unitholder, to vote or cause to be voted (including by proxy or written consent, if applicable) its Securities in accordance with the Required Votes.

(b)         Each Unitholder hereby represents that any proxies heretofore given in respect of the Securities, if any, are revocable, and hereby revokes such proxies.

(c)          Each Unitholder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Unitholder under this Agreement.  Each Unitholder hereby further affirms that the irrevocable proxy set forth in this Section 1.2 is coupled with an interest and, except upon the occurrence of the Expiration Date, is intended to be irrevocable.  Each Unitholder agrees, until the Expiration Date, to vote its Securities in accordance with Section 1.1(a) through Section 1.1(e) above as instructed by Parent in writing.  The parties agree that the foregoing is a voting agreement.

Section 1.3           Restrictions on Transfers.  Each Unitholder hereby agrees that, from the date hereof until the Expiration Date, it shall not, directly or indirectly, except in connection with the consummation of the Merger, (a) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, Lien, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of Law or otherwise), any Securities, (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy, consent or power of attorney with respect thereto other than, and that is inconsistent with, this Agreement, or (c) agree (regardless of whether in writing) to take any of the actions referred to in the foregoing clause (a) or (b); provided, however, that, prior to the Expiration Date, each Unitholder may sell an amount of Securities up to fifteen percent (15%) of the Securities which such Unitholder holds on the date of this Agreement.

Section 1.4           Partnership Change in Recommendation.  Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and prior to the Expiration Date there occurs a Partnership Change in Recommendation pursuant to Section 7.3(c) of the Merger Agreement, then the obligations of the Unitholders set forth in Section 1.1 and the irrevocable proxy and power of attorney in Section 1.2 shall be of no force and effect.  Notwithstanding anything to the contrary in this Section 1.4, the restrictions set forth in Section 1.3 shall continue to apply with respect to the Securities until the Expiration Date.

ARTICLE II
NO SOLICITATION

Section 2.1           Restricted Activities.  Prior to the Expiration Date, no Unitholder shall, and each Unitholder shall cause its Affiliates and Representatives not to, directly or indirectly, (a) initiate, solicit, knowingly encourage or knowingly facilitate any inquiry, proposal or offer that would reasonably be expected to lead to an Alternative Proposal, (b) enter into or participate in any discussions or negotiations regarding, or furnish to any Person any non-public information with respect to, or that could reasonably be expected to lead to, any Alternative Proposal, (c) take any action to release or permit the release of any Person from, or amend, waive or permit the amendment or waiver of any provision of, any “standstill” or similar agreement or provision to which the Partnership is or becomes a party or under which the Partnership has any rights, or (d) resolve or agree to do any of the foregoing (the activities specified in clauses (a) through (d) being hereinafter referred to as the “Restricted Activities”).  For the purposes of this Agreement, “Representatives” means, with respect to any Person, the officers, directors, employees, agents, advisors and other representatives of such Person (in each case, acting in their capacity as such to such Person).

Section 2.2           Notification.  Each Unitholder shall, and shall cause its Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to an Alternative Proposal.  From and after the date hereof until the Expiration Date, each Unitholder will promptly (and in no event later than 24 hours after receipt) (a) advise Parent in writing of any Alternative Proposal (and any changes thereto) it receives in its capacity as a Partnership Unitholder and the material terms and conditions of any such Alternative Proposal, including the identity of such Person making such Alternative Proposal, and (b) provide Parent with copies of all written proposals or draft agreements received by such Unitholder in its capacity as a Partnership Unitholder setting forth the terms and conditions of, or otherwise relating to, such Alternative Proposal.  Each Unitholder will keep Parent reasonably informed of all material developments with respect to the status and terms of any such Alternative Proposal, offers, inquiries or requests (and such Unitholder shall promptly provide Parent with copies of any additional written proposals received by such Unitholder in its capacity as a Partnership Unitholder or that such Unitholder has delivered to any third party making an Alternative Proposal relating to such Alternative Proposal) and of the status of any such discussions or negotiations.  Each Unitholder agrees not to enter into any agreement with any Person subsequent to the date of this Agreement and prior to the Expiration Date that prohibits such Unitholder from providing any information to Parent in accordance with this Section 2.2.  This Section 2.2 shall not apply to any Alternative Proposal received by the Partnership.

Section 2.3           Capacity.  Each Unitholder is signing this Agreement solely in its capacity as a Partnership Unitholder, and nothing contained herein shall in any way limit or affect any actions taken by any Representative of such Unitholder in his or her capacity as a director, officer or employee of the Partnership GP, and no action taken in any such capacity as a director, officer or employee shall be deemed to constitute a breach of this Agreement.

Section 2.4           Non-Solicitation.

(a)         During the period beginning on the Effective Time and ending on the second anniversary of the Closing Date (the “Restricted Period”), the Unitholders shall not, and shall cause their respective controlled Affiliates not to, without the prior written consent of Parent, anywhere in North America, directly or indirectly, hire, engage, or solicit for employment (or engagement as a consultant) any Person employed by or on behalf of Parent or its Subsidiaries, or encourage or induce or attempt to encourage or induce any such Person to leave such employment or engagement; provided, however, that the foregoing provision shall not prevent the Unitholders or any of their controlled Affiliates from employing any such Person who (i) contacts any of the Unitholders or any of their controlled Affiliates at his or her own initiative without any prior solicitation or contact by or encouragement from the Unitholders or any of their controlled Affiliates, (ii) responds to a mass media solicitation or advertisement that is not directed at such Person or (iii) has not been employed by Parent or any of its Affiliates for a period of three months, other than as a result of an action of the Unitholders or any controlled Affiliate of any of the Unitholders that otherwise would be prohibited hereby.  For the avoidance of doubt, Lime Rock Partners III, L.P., Lime Rock Partners IV, L.P., Lime Rock Partners V, L.P., Lime Rock Partners VI, L.P., Lime Rock Partners VII, L.P. (collectively, “Lime Rock Partners”), Lime Rock Management LP and any portfolio companies of Lime Rock Partners are not controlled Affiliates of the Unitholders.

(b)         During the Restricted Period, Parent shall not, and shall cause its controlled Affiliates not to, without the prior written consent of the applicable Unitholder, anywhere in North America, directly or indirectly, hire, engage, or solicit for employment (or engagement as a consultant) any Person employed by or on behalf of the Unitholders or their Affiliates as of immediately following the Closing, or encourage or induce or attempt to encourage or induce any such Person to leave such employment or engagement; provided, however, that the foregoing provision shall not prevent Parent or any of its Affiliates from employing any such Person who (i) contacts Parent or any of its Affiliates at his or her own initiative without any prior solicitation or contact by or encouragement from Parent or any of its Affiliates, (ii) responds to a mass media solicitation or advertisement that is not directed at such Person or (iii) has not been employed by the Unitholders or any of their Affiliates for a period of three months, other than as a result of an action of Parent or any of its Affiliates that otherwise would be prohibited hereby.

(c)          The parties hereto acknowledge and agree that Parent and its Affiliates, successors and assigns, in the case of Section 2.4(a), and the Unitholders and each of their Affiliates, successors, and assigns, in the case of Section 2.4(b), would suffer irreparable harm from a breach of Section 2.4(a) or Section 2.4(b), respectively, by any Unitholder or Parent or their respective controlled Affiliates, as applicable, and that money damages would not be an adequate remedy for any such breach. Therefore, in the event of a breach or threatened breach of this Section 2.4, (i) Parent and each of its Affiliates or their respective successors and assigns, in the case of a breach of Section 2.4(a), and (ii) the Unitholders and each of their Affiliates or their respective successors and assigns, in the case of a breach of Section 2.4(b), in each case of the foregoing clauses (i) and (ii), in addition to other rights and remedies available at Law or in equity, shall be entitled to specific performance, injunctive, and other equitable relief in order to enforce or prevent any breach of the provisions of this Section 2.4. The restrictive covenants set forth in this Section 2.4 shall be construed as agreements independent of any other provision in this Agreement, and the existence of any claim or cause of action against a party, whether predicated upon this Agreement, the Merger Agreement or otherwise, shall not constitute a defense to the enforcement of the covenants contained in this Section 2.4.

(d)         If the final judgment of a court of competent jurisdiction declares any term or provision of this Section 2.4 to be invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified to cover the maximum duration, scope or area permitted by Law. In addition, in the event of a breach of this Section 2.4 by any party, the Restricted Period shall be tolled with respect to such breach until such breach has been duly cured. Each party agrees that the restrictions contained in this Section 2.4 are reasonable and necessary to protect all parties’ legitimate business interests.

ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS
OF THE UNITHOLDERS

Section 3.1           Representations and Warranties.  Each Unitholder represents and warrants to Parent as follows: (a) such Unitholder has full legal right and capacity to execute and deliver this Agreement, to perform such Unitholder’s obligations hereunder and to consummate the transactions contemplated hereby; (b) this Agreement has been duly executed and delivered by such Unitholder and the execution, delivery and performance of this Agreement by such Unitholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Unitholder and no other actions or proceedings on the part of such Unitholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby; (c) this Agreement constitutes the valid and binding agreement of such Unitholder, enforceable against such Unitholder in accordance with its terms; (d) the execution and delivery of this Agreement by such Unitholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreements binding upon such Unitholder or the Securities owned by such Unitholder, nor require any authorization, consent or approval of, or filing with, any Governmental Entity, except for filings with the SEC by such Unitholder; (e) such Unitholder owns, beneficially and of record, or controls the Securities set forth opposite such Unitholder’s name on Exhibit A attached hereto; and (f) such Unitholder owns, beneficially and of record, or controls all of its Securities free and clear of any proxy, voting restriction, adverse claim or other Lien (other than Permitted Encumbrances or any restrictions created by this Agreement) and has sole voting power with respect to the Securities and sole power of disposition with respect to all of the Securities, with no restrictions on such Unitholder’s rights of voting or disposition pertaining thereto, except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the “blue sky” laws of the various states of the United States, and no person other than such Unitholder has any right to direct or approve the voting or disposition of any of the Securities.

Section 3.2           Volume Limitation.

(a)         Other than in strict compliance with Section 3.2(b), none of the Unitholders or the Non-Fund I GP Sellers (collectively, the “Restricted Unitholders” and each, a “Restricted Unitholder”) shall, during the period commencing on the Closing Date and continuing for 90 days after the Closing Date (the “Limitation Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any common units of Parent (“Parent Common Units”) or any securities convertible into or exercisable or exchangeable for Parent Common Units (including without limitation, Parent Common Units or such other securities which may be deemed to be beneficially owned by such Restricted Unitholder in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of an option or warrant) (collectively, the “Restricted Securities”) or publicly disclose the intention to make any offer, sale, pledge or disposition, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Parent Common Units or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Parent Common Units or such other securities, in cash or otherwise, (iii) make any demand for or exercise any right with respect to the registration of any of the Restricted Securities except in accordance with the Registration Rights Agreement, or (iv) sell or dispose of any of the Restricted Securities in an underwritten offering other than pursuant to Section 2.02 or Section 2.03(b) of the Registration Rights Agreement.

(b)         On each trading day during the Limitation Period, the Restricted Unitholders may offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, an aggregate number of Restricted Securities not to exceed the Daily Volume Limitation. For purposes of this Section 3.2, the “Daily Volume Limitation” shall mean an amount of securities, on a daily basis, equal to ten percent (10%) of the average daily trading volume (the “ADTV”) of Parent Common Units during the four weeks immediately prior to the first day of the calendar month in which the Restricted Securities are offered, pledged, sold, contracted to be sold, or otherwise transferred or disposed of pursuant to this Section 3.2(b). For the avoidance of doubt, Parent shall provide the Restricted Unitholders with the Daily Volume Limitation calculation on the first business day of each month based on the ADTV information provided to it by the NASDAQ Global Select Market.

(c)          In furtherance of the foregoing, Parent and any duly appointed transfer agent for the registration or transfer of the Restricted Securities described herein are hereby authorized to decline to make any transfer of Restricted Securities if such transfer would constitute a violation or breach of this Section 3.2.

Section 3.3           Certain Related Party Agreements.  Effective as of the Closing, each applicable Unitholder shall, or shall cause its applicable Affiliates to, terminate the contracts evidencing the Partnership Related Party Transactions set forth on Exhibit B attached hereto, in each case without any further obligation or liability of the Partnership or its Subsidiaries of any kind or nature, and the Unitholders shall deliver to Parent in connection with the Closing evidence reasonably satisfactory to Parent of such termination.

Section 3.4           Certain Other Agreements.  Each Unitholder hereby:

(a)         irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Unitholder may have with respect to the Securities;

(b)         agrees to promptly notify Parent and the Partnership of the number of any new Securities acquired by such Unitholder after the date hereof and prior to the Expiration Date; and, for the avoidance of doubt, any such Securities shall be subject to the terms of this Agreement as though owned by such Unitholder on the date hereof;

(c)          agrees to permit the Parent and the Partnership to publish and disclose in the Proxy Statement such Unitholder’s identity and ownership of the Securities and the nature of the such Unitholder’s commitments, arrangements and understandings under this Agreement; and

(d)         shall and does authorize the Partnership or its counsel to notify the Partnership’s transfer agent that there is a stop transfer order with respect to all of the Securities (and that this Agreement places limits on the voting and transfer of such Securities); provided, however, that Partnership or its counsel further notifies the Partnership’s transfer agent to lift and vacate the stop transfer order with respect to the Securities following the Expiration Date.

ARTICLE IV
TERMINATION

This Agreement shall terminate and be of no further force or effect upon the Expiration Date.  Notwithstanding the preceding sentence, (a) the obligations contained in Section 3.2 shall survive the occurrence of the Expiration Date only if the Merger is consummated, and (b) the obligations contained in this Article IV and Article V shall survive any termination of this Agreement.  Nothing in this Article IV shall relieve or otherwise limit any party of liability for willful breach of this Agreement.

ARTICLE V
MISCELLANEOUS

Section 5.1           Expenses.  Each party shall bear their respective expenses, costs and fees (including attorneys’, auditors’ and financing fees, if any) in connection with the preparation,

execution and delivery of this Agreement and compliance herewith, whether or not the Merger and the other transactions contemplated by the Merger Agreement are effected.

Section 5.2           Notices.  All notices and other communications hereunder will be in writing and deemed given if delivered personally or by facsimile transmission, or mailed by a nationally recognized overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the parties hereto at the following addresses (or at such other address for a party as specified by like notice; provided, however, that notices of a change of address will be effective only upon receipt thereof):

If to Parent, to:

Vanguard Natural Resources, LLC
5847 San Felipe, Suite 3000
Houston, Texas 77057
Attn:  Scott W. Smith, President and Chief Executive Officer
Facsimile: (832) 327-2260

With a copy to (which does not constitute notice):

Paul Hastings LLP
600 Travis Street, 58th Floor
Houston, Texas 77002
Attention:  James E. Vallee / Douglas V. Getten
Facsimile: (713) 353-3100

If to any Unitholder or any GP Seller, to:

Heritage Plaza
1111 Bagby Street, Suite 4600

Houston, Texas 77002
Attention:  Eric Mullins
Facsimile: (713) 292-9560

With a copy to (which does not constitute notice):

274 Riverside Avenue

Westport, CT 06880

Attention: Kris Agarwal

Facsimile: (203) 293-2760

If to the Partnership or the Partnership GP, to:

Heritage Plaza
1111 Bagby Street, Suite 4600

Houston, Texas 77002
Attention:  Eric Mullins

Facsimile: (713) 292-9560

With a copy to (which does not constitute notice):

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002
Attention:  Jon W. Daly / Henry Havre
Facsimile: (713) 238-7492

Section 5.3           Amendments; Waivers.

(a)         Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Parent, each Unitholder, the Partnership and the Partnership GP and (ii) in the case of a waiver, by the party (or parties) against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)         Parent agrees not to amend the Eagle Rock Voting and Support Agreement without the consent of the Unitholders. For purposes of this Section 5.3, “Eagle Rock Voting and Support Agreement” means that certain Voting and Support Agreement, dated May 21, 2015, by and among Parent, Montierra Minerals & Production, L.P., Montierra Management LLC, Natural Gas Partners VII, L.P., Natural Gas Partners VIII, L.P., NGP Income Management L.L.C., Eagle Rock Holdings NGP 7, LLC, Eagle Rock Holdings NGP 8, LLC, ERH NGP 7 SPV, LLC, ERH NGP 8 SPV, LLC, NGP Income Co-Investment Opportunities Fund II, L.P., NGP Energy Capital Management, L.L.C., and, solely for purposes of Section 1.2 and Articles IV and V, Eagle Rock Energy Partners, L.P. and Eagle Rock Energy GP, L.P.

Section 5.4           Assignment.  No party to this Agreement may assign any of its rights or obligations under this Agreement, including by sale of stock, operation of law in connection with a merger or sale of substantially all the assets, without the prior written consent of the other parties hereto; provided, however, that Parent may assign its rights and obligations under this Agreement without the consent of any other party to an Affiliate of Parent as of the date hereof, so long as Parent remains liable for its obligations hereunder.

Section 5.5           No Partnership, Agency, or Joint Venture.  This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

Section 5.6           Entire Agreement.  This Agreement together with the Merger Agreement, the Registration Rights Agreement and the Confidentiality Agreement constitute the entire agreement and understanding of the parties hereto with respect to the matters therein and supersede all prior agreements and understandings on such matters.

Section 5.7           No Third-Party Beneficiaries.  Subject to Section 5.4, the provisions of this Agreement are binding upon, inure to the benefit of the parties hereto and their respective successors and assigns, and no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors.

Section 5.8           Jurisdiction; Specific Performance; Waiver of Jury Trial.

(a)         The parties hereto submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such Court does not have subject matter jurisdiction, to the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts of the United States sitting in the State of Delaware, and any appellate court from any such state or Federal court, and hereby irrevocably and unconditionally agree that all claims with respect to any such claim shall be heard and determined in such Delaware court or in such Federal court, as applicable.  The parties hereto agree that a final judgment in any such claim is conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.  Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any related matter in any Delaware state or Federal court located in the State of Delaware and the defense of an inconvenient forum to the maintenance of such claim in any such court.

(b)         The parties hereto agree that irreparable damage would occur and that the parties hereto would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and it is accordingly agreed that, to the fullest extent permitted by Law, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 5.8 in the Delaware Court of Chancery or any state or federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.  To the fullest extent permitted by Law, each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) any party hereto has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity.  Each party hereto further agrees that no other party hereto shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.8(b), and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(c)          TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE.  ANY PARTY HERETO MAY FILE AN

ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5.8(c) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 5.9           Governing Law.  This Agreement is governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any conflicts of law principles that would result in the applicable of any Law other than the Law of the State of Delaware.

Section 5.10    Interpretation.  Unless expressly provided for elsewhere in this Agreement, this Agreement will be interpreted in accordance with the following provisions: (a) the words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion, article, section, subsection or other subdivision of this Agreement in which any such word is used; (b) examples are not to be construed to limit, expressly or by implication, the matter they illustrate; (c) the word “including” and its derivatives means “including without limitation” and is a term of illustration and not of limitation; (d) all definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings; (e) the word “or” is not exclusive, and has the inclusive meaning represented by the phrase “and/or”; (f) a defined term has its defined meaning throughout this Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined; (g) all references to prices, values or monetary amounts refer to United States dollars; (h) wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders; (i) this Agreement has been jointly prepared by the parties hereto, and this Agreement will not be construed against any Person as the principal draftsperson hereof or thereof and no consideration may be given to any fact or presumption that any party had a greater or lesser hand in drafting this Agreement; (j) the captions of the articles, sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement; (k) any references herein to a particular Section, Article or Exhibit means a Section or Article of, or an Exhibit to, this Agreement unless otherwise expressly stated herein; the Exhibit attached hereto is incorporated herein by reference and will be considered part of this Agreement; (l) unless otherwise specified herein, all accounting terms used herein will be interpreted, and all determinations with respect to accounting matters hereunder will be made, in accordance with GAAP, applied on a consistent basis; (m) all references to days mean calendar days unless otherwise provided; and (n) all references to time mean Houston, Texas time.

Section 5.11    Counterparts.  This Agreement may be executed in any number of counterparts, each of which is an original, and all of which, when taken together, constitute one Agreement.  Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) will be effective as delivery of a manually executed counterpart hereof.

Section 5.12    Severability.  Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

PARENT:

VANGUARD NATURAL RESOURCES, LLC

By:	/s/ Scott W. Smith
Name:	Scott W. Smith
Title:	President and Chief Executive Officer

Signature Page to Amended and Restated Voting and Support Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

PARTNERSHIP:

LRR ENERGY, L.P.

By:	LRE GP, LLC, its general partner

By:	/s/ Charles W. Adcock

Name:	Charles W. Adcock
Title:	Co-Chief Executive Officer

PARTNERSHIP GP:

LRE GP, LLC

By:	/s/ Charles W. Adcock

Name:	Charles W. Adcock
Title:	Co-Chief Executive Officer

UNITHOLDERS:

LIME ROCK RESOURCES A, L.P.

By:	Lime Rock Resources GP, L.P.,
its general partner

By:	LRR GP, LLC, its general partner

By:	/s/ Charles W. Adcock

Name:	Charles W. Adcock
Title:	Co-Chief Executive Officer

Signature Page to Amended and Restated Voting and Support Agreement

LIME ROCK RESOURCES B, L.P.

By:	Lime Rock Resources GP, L.P.,
its general partner

By:	LRR GP, LLC, its general partner

By:	/s/ Charles W. Adcock

Name:	Charles W. Adcock
Title:	Co-Chief Executive Officer

LIME ROCK RESOURCES C, L.P.

By:	Lime Rock Resources GP, L.P.,
its general partner

By:	LRR GP, LLC, its general partner

By:	/s/ Charles W. Adcock

Name:	Charles W. Adcock
Title:	Co-Chief Executive Officer

NON-FUND I GP SELLERS (solely for the purposes of Section 3.2):

LIME ROCK MANAGEMENT LP

By:	Lime Rock Management GP, LLC,
its general partner

By:	/s/ John T. Reynolds

Name:	John T. Reynolds
Title:	Manager

Signature Page to Amended and Restated Voting and Support Agreement

LIME ROCK RESOURCES II-A, L.P.

By:	Lime Rock Resources II-A GP, LLC,
its general partner

By:	Lime Rock Resources GP II, L.P.,
its sole member

By:	LRR GP II, LLC, its general partner

By:	/s/ Charles W. Adcock

Name:	Charles W. Adcock
Title:	Co-Chief Executive Officer

LIME ROCK RESOURCES II-C, L.P.

By:	Lime Rock Resources II-C GP, LLC,
its general partner

By:	Lime Rock Resources GP II, L.P.,
its sole member

By:	LRR GP II, LLC, its general partner

By:	/s/ Charles W. Adcock

Name:	Charles W. Adcock
Title:	Co-Chief Executive Officer

Signature Page to Amended and Restated Voting and Support Agreement

EXHIBIT A

Lime Rock Resources A, L.P.	1,224,544 Common Units

Lime Rock Resources B, L.P.	405,995 Common Units

Lime Rock Resources C, L.P.	6,939,061 Common Units

EXHIBIT B

Purchase and Sale Agreement dated March 18, 2013 between Lime Rock Resources II-A, L.P. and Lime Rock Resources II-C, L.P. and LRR Energy, L.P. and LRE Operating, LLC.

Stakeholders’ Agreement, dated effective as of May 5, 2011, by and among LRR Energy, L.P., LRE GP, LLC, Lime Rock Resources GP, L.P., Lime Rock Resources A, L.P., Lime Rock Resources B, L.P., Lime Rock Resources C, L.P., Lime Rock Management LP, Lime Rock Resources GP II, L.P., Lime Rock Resources II-A, L.P. and Lime Rock Resources II-C, L.P.

Credit Agreement, dated as of July 22, 2011, among LRE Operating, LLC, as Borrower, LRR Energy, L.P., as Parent Guarantor, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and BNP Paribas, Citibank, N.A. and Royal Bank of Canada, as Co-Documentation Agents.

First Amendment dated as of September 30, 2011 to Credit Agreement dated as of July 22, 2011, among LRE Operating, LLC, as Borrower, LRR Energy, L.P., as Parent Guarantor, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and BNP Paribas, Citibank, N.A. and Royal Bank of Canada, as Co-Documentation Agents.

Second Amendment dated as of June 8, 2012 to Credit Agreement dated as of July 22, 2011, among LRE Operating, LLC, as Borrower, LRR Energy, L.P., as Parent Guarantor, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and BNP Paribas, Citibank, N.A. and Royal Bank of Canada, as Co-Documentation Agents.

Third Amendment dated as of June 27, 2012 to Credit Agreement dated as of July 22, 2011, among LRE Operating, LLC, as Borrower, LRR Energy, L.P., as Parent Guarantor, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and BNP Paribas, Citibank, N.A. and Royal Bank of Canada, as Co-Documentation Agents.

Omnibus Agreement, dated as of November 16, 2011, by and among LRR Energy, L.P., LRE GP, LLC, LRE Operating, LLC, LRR GP, LLC, Lime Rock Resources A, L.P., Lime Rock Resources B, L.P., Lime Rock Resources C, L.P. and Lime Rock Management LP.

Services Agreement, dated as of November 16, 2011, by and among Lime Rock Management LP, Lime Rock Resources Operating Company, Inc., LRE GP, LLC, LRR Energy, L.P. and LRE Operating, LLC.

Purchase, Sale, Contribution, Conveyance and Assumption Agreement, dated as of November 16, 2011, by and among Lime Rock Resources A, L.P., Lime Rock Resources B, L.P., Lime Rock Resources C, L.P., LRE GP, LLC, LRR Energy, L.P. and LRE Operating, LLC.

Amended and Restated Purchase, Sale, Contribution, Conveyance and Assumption Agreement, dated effective as of November 16, 2011, by and among Lime Rock Resources A, L.P., Lime Rock Resources B, L.P., Lime Rock Resources C, L.P., LRE GP, LLC, LRR Energy, L.P. and LRE Operating, LLC.

LRE GP, LLC Long-Term Incentive Plan, adopted as of November 10, 2011.

Purchase and Sale Agreement between Lime Rock Resources A, L.P., Lime Rock Resources B, L.P., Lime Rock Resources C, L.P. and LRR Energy, L.P. and LRE Operating, LLC dated as of May 2, 2012.

Second Lien Credit Agreement dated as of June 28, 2012, among LRE Operating, LLC, as Borrower, LRR Energy, L.P., as Parent Guarantor, the lenders from time to time party thereto and Wells Fargo Energy Capital, Inc., as Administrative Agent.

First Amendment to Second Lien Credit Agreement dated effective as of March 21, 2013 between LRE Operating, LLC, LRR Energy, L.P., the Lenders party thereto and Wells Fargo Energy Capital, Inc., as administrative agent.

Intercreditor Agreement dated as of June 28, 2012, by and among Wells Fargo Bank, N.A., as First Lien Agent and Collateral Agent, Wells Fargo Energy Capital, Inc., as Second Lien Agent, LRE Operating, LLC, as Borrower, and LRR Energy, L.P., as Parent Guarantor.

Second Amendment dated as of February 12, 2014 to Second Lien Credit Agreement dated as of June 28, 2012, among LRE Operating, LLC, as Borrower, LRR Energy, L.P., as Parent Guarantor, the lenders from time to time party thereto and Wells Fargo Energy Capital, Inc., as Administrative Agent.

Third Amendment dated as of June 6, 2014 to Second Lien Credit Agreement dated as of June 28, 2012, among LRE Operating, LLC, as Borrower, LRR Energy, L.P., as Parent Guarantor, the lenders from time to time party thereto and Wells Fargo Energy Capital, Inc., as Administrative Agent.

Fourth Amendment dated as of October 1, 2014 to Credit Agreement dated as of July 22, 2011, among LRE Operating, LLC, as borrower, LRR Energy, L.P., as parent guarantor, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as Administrative Agent.

Fourth Amendment dated as of October 1, 2014 to Second Lien Credit Agreement dated as of June 28, 2012, among LRE Operating, LLC, as Borrower, LRR Energy, L.P., as Parent Guarantor, the lenders from time to time party thereto and Wells Fargo Energy Capital, Inc., as Administrative Agent.